UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2008

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 7, 2008, ARTISTdirect, Inc. (the “Registrant”) entered into an Engagement Letter (“Engagement Letter”) with Salem Partners LLC (“Salem Partners”).  Under the terms of the Engagement Letter, Salem Partners has been engaged as financial advisor to the Registrant (a) in connection with an M&A Transaction (a sale, merger, consolidation, reorganization or other business combination pursuant to which all or a portion of the Registrant’s assets are transferred to or combined with another entity) and (b) to render an opinion, if requested, in a transaction involving the restructuring of the material terms of the Registrant’s senior notes and/or subordinated convertible notes.  As consideration for its services under the Engagement Letter, Salem Partners is to be paid an engagement fee of Fifty Thousand Dollars ($50,000) per month for the first four months of service and, in the event an M&A Transaction is consummated, an M&A Transaction Fee as set forth in the Engagement Letter.  Salem Partners will also receive fees in connection with a restructuring transaction as further set forth in the Engagement Letter.

Item 8.01.  Other Events

On February 14, 2008, the Registrant issued a press release announcing the engagement of Salem Partners.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Title
10.1	Engagement Letter, dated as of February 7, 2008 by and between the Registrant and Salem Partners LLC
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	February 13, 2008	By:	/s/ NEIL MCCARTHY

		Name:	Neil McCarthy
		Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title
10.1	Engagement Letter, dated as of February 7, 2008 by and between the Registrant and Salem Partners LLC
99.1	Press Release